Exhibit 99.01

 Continucare Corporation Reports Financial Results for Second Quarter
                            of Fiscal 2007


    MIAMI--(BUSINESS WIRE)--Feb. 8, 2007--Continucare Corporation
(AMEX:CNU) today reported financial results for its second quarter of fiscal 2007 and the six months ended December 31, 2006. Financial highlights for the quarter and other recent events include:

    -- Introduction of Continucare ValuClinic(TM);

    -- Completion of Miami Dade Health Centers acquisition and integration proceeding as planned;

    -- Total revenue of $55.4 million, an 89% increase from $29.4 million in the second quarter of fiscal 2006;

    -- Income from operations of $2.2 million compared to $2.3 million for the same period last year; and

    -- Net income of $1.4 million, or $0.02 per diluted share, as compared to $1.5 million, or $0.03 per diluted share, for the same period a year ago.

    Results of operations for the second quarter of fiscal 2007 include approximately $0.1 million of charges relating to the restructuring of the former Miami Dade Health Centers, which we acquired on October 1, 2006. Continucare had previously estimated that restructuring charges would be between $0.5 million and $0.7 million. The lower actual amount is primarily attributable to lower than estimated lease termination costs. Continucare does not expect to incur material restructuring charges related to Miami Dade Health Centers in future periods.

    Six-Month Results

    For the six-months ended December 31, 2006, total revenue increased 54% to $91.3 million compared to $59.3 million in the same period one year ago. Income from operations during the six-month period was $4.3 million compared to $4.5 million for the same period one year ago. Net income for the six-month period was $2.8 million, or $0.05 per diluted share, compared to $2.9 million, or $0.06 per diluted share, one year earlier.

    "Activity is at a high level and we continue to make important advances with our business," said Richard C. Pfenniger, Jr., Continucare's Chairman and Chief Executive Officer. "Our second fiscal quarter revenues increased substantially with a significant portion of the improvement relating to the inclusion within our operations of the recently acquired Miami Dade Health Centers. We are pleased with the integration effort to date. We have completely integrated the management teams, consolidated three facilities - two medical centers and one outpatient diagnostic imaging center - into other existing facilities, and are working diligently to realize other expected efficiencies from the combination, including, in particular, those relating to medical utilization. We continue to believe that the acquisition will be accretive to earnings during the first full year of combined operations.

    "Our financial position following the acquisition of Miami Dade Health Centers remains strong and is improving. In connection with the acquisition, we incurred approximately $7.6 million of consolidated net indebtedness and used a significant portion of our available cash. Since the closing, however, we have repaid nearly all of the increased indebtedness and begun replenishing our cash position.

    "We are also continuing to prepare for the opening of our first Continucare ValuClinic(TM) health centers. We are making good progress and currently expect to have our first four health centers, which will be located within Sedano's Pharmacy stores in South Florida, opened sometime in the Spring of this year," concluded Mr. Pfenniger.

    Balance Sheet

    Continucare's cash and cash equivalents were $1.8 million at December 31, 2006 compared to $10.7 million at June 30, 2006, while working capital was $7.4 million at December 31, 2006 compared to $15.6 million at June 30, 2006. Total liabilities were $12.8 million at December 31, 2006 as compared to $4.7 million at June 30, 2006. Shareholders' equity increased to $99.3 million at December 31, 2006 from $37.0 million at June 30, 2006.

    About Continucare ValuClinic(TM)

    Continucare ValuClinic(TM) is a new line of consumer-oriented, retail-based health centers which will offer treatment for common illnesses such as the flu, bronchitis, strep throat, pink eye, skin infections and seasonal allergies, in a quick, convenient, and patient-friendly health care setting. Continucare ValuClinic(TM) will also offer other high demand health care services such as common vaccinations, physical examinations and diagnostic screenings. The clinics will be staffed primarily by certified nurse practitioners and physician assistants and will be open seven days a week with extended hours on weekdays. No appointment will be necessary and fees for services will represent a meaningful discount to care provided in more traditional health care settings.

    About Continucare Corporation

    Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, Continucare provides health care services for approximately 40,000 patients. For more information please visit www.continucare.com.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks and uncertainties relating to our acquisition of Miami Dade Health Centers, Inc. and its affiliated companies, including the risk that we may not realize the expected benefits of the acquisition and that the acquisition may not ultimately be accretive to earnings, the risk that we may be unable to successfully complete the integration of the Miami Dade Health Centers companies into our business and achieve expected synergies, and the risk that further restructuring or other acquisition-related charges may be required in future periods, risks relating to the timely opening of Continucare ValuClinic health centers as currently scheduled, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2006 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.


                       CONTINUCARE CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)


                   ASSETS                   December 31,    June 30,
                                                 2006         2006
                                            ------------- ------------
Current assets:
  Cash and cash equivalents                   $1,819,324  $10,681,685
  Other receivables, net                         274,820      231,832
  Due from HMOs, net of a liability for
   incurred but not reported medical claims
   expense of approximately $20,436,000 and
   $14,207,000 at December 31, 2006 and June
   30, 2006, respectively                      9,006,113    6,339,526
  Prepaid expenses and other current assets    1,504,565      689,096
  Deferred tax assets, net                     1,263,118      658,768
                                            ------------- ------------
      Total current assets                    13,867,940   18,600,907
Certificates of deposit, restricted            1,157,727    1,126,987
Property and equipment, net                    8,509,630      824,220
Goodwill, net of accumulated amortization of
 approximately $7,610,000                     76,309,510   14,342,510
Intangible assets, net of accumulated
 amortization of $360,000                      7,070,168            -
Managed care contracts, net of accumulated
 amortization of approximately $2,949,000
 and $2,773,000 at December 31, 2006 and
 June 30, 2006, respectively                     560,828      737,234
Deferred tax assets, net                       4,456,762    5,519,095
Other assets, net                                173,610      551,927
                                            ------------- ------------
      Total assets                          $112,106,175  $41,702,880
                                            ============= ============
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $978,830     $575,925
  Accrued expenses and other current
   liabilities                                 5,484,325    2,401,933
                                            ------------- ------------
      Total current liabilities                6,463,155    2,977,858
Capital lease obligations, less current
 portion                                         136,695      112,068
Deferred tax liability                         6,181,504    1,638,034
Other liability                                   39,068            -
                                            ------------- ------------
      Total liabilities                       12,820,422    4,727,960
Commitments and contingencies
Shareholders' equity:
  Common stock, $0.0001 par value:
   100,000,000 shares authorized; 70,003,567
   shares issued and outstanding at December
   31, 2006 and 50,242,478 shares issued and
   outstanding at June 30, 2006                    7,000        5,024
Additional paid-in capital                   123,369,117   63,838,051
Accumulated deficit                          (24,090,364) (26,868,155)
                                            ------------- ------------
  Total shareholders' equity                  99,285,753   36,974,920
                                            ------------- ------------
  Total liabilities and shareholders' equity$112,106,175  $41,702,880
                                            ============= ============


                       CONTINUCARE CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)


                                                Three Months Ended
                                                   December 31,
                                             -------------------------
                                                2006         2005
                                             ------------ ------------
Revenue:
  Medical services revenue, net              $55,276,078  $29,246,624
  Management fee revenue and other income        123,529      136,082
                                             ------------ ------------
Total revenue                                 55,399,607   29,382,706
Operating expenses:
  Medical services:
Medical claims                                40,123,259   20,147,583
Other direct costs                             6,393,501    3,134,753
                                             ------------ ------------
Total medical services                        46,516,760   23,282,336
                                             ------------ ------------
  Administrative payroll and employee
   benefits                                    2,740,149    1,782,539
  General and administrative                   3,932,673    2,015,741
                                             ------------ ------------
Total operating expenses                      53,189,582   27,080,616
                                             ------------ ------------
Income from operations                         2,210,025    2,302,090
Other income (expense):
  Interest income                                 50,621       63,689
  Interest expense                               (36,187)      (4,832)
                                             ------------ ------------
Income before income tax provision             2,224,459    2,360,947
Income tax provision                             843,784      903,097
                                             ------------ ------------

Net income                                    $1,380,675   $1,457,850
                                             ============ ============

Net income per common share:
  Basic                                             $.02         $.03
                                             ============ ============
  Diluted                                           $.02         $.03
                                             ============ ============

Weighted average common shares outstanding:
  Basic                                       70,091,102   49,764,617
                                             ============ ============
  Diluted                                     71,232,537   51,134,864
                                             ============ ============


                       CONTINUCARE CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)


                                                 Six Months Ended
                                                   December 31,
                                             -------------------------
                                                2006         2005
                                             ------------ ------------
Revenue:
  Medical services revenue, net              $91,157,993  $58,976,261
  Management fee revenue and other income        175,211      277,596
                                             ------------ ------------
Total revenue                                 91,333,204   59,253,857
Operating expenses:
  Medical services:
Medical claims                                67,184,301   41,553,762
Other direct costs                             9,704,695    6,267,177
                                             ------------ ------------
Total medical services                        76,888,996   47,820,939
                                             ------------ ------------
  Administrative payroll and employee
   benefits                                    4,365,384    3,177,886
  General and administrative                   5,769,032    3,717,949
                                             ------------ ------------
Total operating expenses                      87,023,412   54,716,774
                                             ------------ ------------
Income from operations                         4,309,792    4,537,083
Other income (expense):
  Interest income                                204,743      122,831
  Interest expense                               (39,121)      (7,801)
                                             ------------ ------------
Income before income tax provision             4,475,414    4,652,113
Income tax provision                           1,697,623    1,755,511
                                             ------------ ------------

Net income                                    $2,777,791   $2,896,602
                                             ============ ============

Net income per common share:
  Basic                                             $.05         $.06
                                             ============ ============
  Diluted                                           $.05         $.06
                                             ============ ============

Weighted average common shares outstanding:
  Basic                                       60,169,568   49,813,860
                                             ============ ============
  Diluted                                     61,377,276   51,192,371
                                             ============ ============


                       CONTINUCARE CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)


                                                  Six Months Ended
                                                    December 31,
                                              ------------------------
                                                 2006         2005
                                              ------------ -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                   $2,777,791  $2,896,602
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                 830,052     353,507
    Loss on disposal of fixed assets               35,924           -
    Provision for bad debts                       105,795      19,171
    Recognition of compensation expense
     related to issuance of stock options         752,258     616,438
    Deferred tax expense                        1,296,780   1,688,989
  Changes in operating assets and liabilities,
   excluding the effects of disposals:
    Other receivables, net                       (148,783)     88,527
    Due from HMOs, net                           (418,791) (2,306,208)
    Prepaid expenses and other current assets    (815,469)    (85,099)
    Other assets, net                             762,739      20,795
    Accounts payable                              340,649    (264,616)
    Accrued expenses and other current
     liabilities                                  114,091    (511,181)
                                              ------------ -----------
Net cash provided by continuing operations      5,633,036   2,516,925
Net cash used in discontinued operations                -     (32,512)
                                              ------------ -----------
Net cash provided by operating activities       5,633,036   2,484,413

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of certificates of deposit             (30,740)    (13,550)
  Proceeds from sales of fixed assets              25,000           -
  Acquisition of MDHC Companies, net of cash
   acquired                                    (6,033,017)          -
  Purchase of property and equipment             (512,114)   (105,276)
  Acquisition costs related to MDHC Companies    (359,147)          -
                                              ------------ -----------
Net cash used in investing activities          (6,910,018)   (118,826)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable                    1,813,317           -
  Repayments on note payable                   (1,813,317)   (520,000)
  Proceeds from long-term debt                  6,916,079           -
  Repayment on long-term debt                 (14,679,439)          -
  Excess tax benefit from exercise of stock
   options                                        249,362           -
  Principal repayments under capital lease
   obligations                                    (46,836)    (74,450)
  Proceeds from exercise of stock options          17,275     358,668
  Payment of fees related to issuance of stock    (41,820)          -
  Repurchase and retirement of common stock             -    (696,134)
                                              ------------ -----------
Net cash used in financing activities          (7,585,379)   (931,916)
                                              ------------ -----------

Net increase (decrease) in cash and cash
 equivalents                                   (8,862,361)  1,433,671
Cash and cash equivalents at beginning of
 period                                        10,681,685   5,780,544
                                              ------------ -----------
Cash and cash equivalents at end of period     $1,819,324  $7,214,215
                                              ============ ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for taxes                              $164,000          $-
                                              ============ ===========
Cash paid for interest                            $39,121     $ 7,801
                                              ============ ===========


                       CONTINUCARE CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Unaudited)


                                                  Six Months Ended
                                                    December 31,
                                              ------------------------
                                                 2006         2005
                                              ------------ -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING ACTIVITIES:
  Purchase of equipment, furniture and
   fixtures with proceeds of capital lease
   obligations                                    $81,736    $109,106
                                              ============ ===========
  Retirement of treasury stock                        $ -  $5,424,701
                                              ============ ===========
  Stock issued upon conversion of related
   party notes payable (102,180 shares)               $ -    $102,180
                                              ============ ===========

Information with respect to MDHC acquisition
 accounted for under the purchase method of
 accounting is summarized as follows:
  Fair value of assets acquired               $18,035,473         $ -
  Liabilities assumed                         (13,795,841)          -
                                              ------------ -----------
  Net assets acquired                           4,239,632           -
                                              ------------ -----------

Purchase price:
  Cash paid to principal owners of MDHC         5,529,352           -
  Acquisition costs                               901,313           -
  Cash to be paid related to acquisition        1,220,000           -
  Fair market value of stock issued            58,555,967           -
                                              ------------ -----------
  Total                                        66,206,632           -
                                              ------------ -----------
  Goodwill                                    $61,967,000         $ -
                                              ============ ===========

    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, Senior Vice President - Finance
             305-500-2105